                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                               -------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                                    36-0899825
                                                            (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                           60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
             ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               -------------------

                               BARNETT BANKS, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     FLORIDA
                                                           59-0560515
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


     50 NORTH LAURA STREET
     JACKSONVILLE, FLORIDA                                         32202
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                              DEBT SECURITIES
                          (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of February, 1996.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE,

               BY     /S/ STEVEN M. WAGNER
                    --------------------------------------------------------
                    STEVEN M. WAGNER
                    VICE PRESIDENT
                    CORPORATE TRUST SERVICES DIVISION



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       February 16, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Barnett Banks, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   BY   /S/ STEVEN M. WAGNER
                                      -----------------------------------
                                           STEVEN M. WAGNER
                                           VICE PRESIDENT
                                           CORPORATE TRUST SERVICES DIVISION

                                    EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                       EXHIBIT 7

Legal Title of Bank:         The First National Bank of Chicago           Call Date: 12/31/95  ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Suite 0460                                           Page RC-1
City, State  Zip:            Chicago, IL  60670-0460
FDIC Certificate No.:        0/3/6/1/8
                             ---------
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                              C400         #-
                                                                        DOLLAR AMOUNTS IN                 ------------  -------
                                                                           THOUSANDS               RCFD   BIL MIL THOU
                                                                        -----------------          ----   ------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):

   a. Noninterest-bearing balances and currency and coin(1). . . . . .                             0081       4,003,995    1.a.
   b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . .                             0071       9,240,284    1.b.
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A). . . .                             1754               0    2.a.
   b. Available-for-sale securities (from Schedule RC-B, column D) . .                             1773         827,134    2.b.
3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
   a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . .                              0276       3,287,844    3.a.
   b. Securities purchased under agreements to resell. . . . . . . . .                              0277         612,400    3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule
   RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 2122 16,463,126                                4.a.
   b. LESS: Allowance for loan and lease losses. . . . . . . . . . . .  RCFD 3123    353,777                                4.b.
   c. LESS: Allocated transfer risk reserve . . . . . . . .  . . . . .  RCFD 3128          0                                4.c.
   d. Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . .                              2125      16,109,349    4.d.
5. Assets held in trading accounts . . . . . . . . . . . . . . . . . .                              3545      12,379,396    5.
6. Premises and fixed assets (including capitalized leases). . . . . .                              2145         591,753    6.
7. Other real estate owned (from Schedule RC-M). . . . . . . . . . . .                              2150           8,796    7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M). . . . . . . . . . . . . . . . . . .                              2130          40,560    8.
9. Customers' liability to this bank on acceptances outstanding. . . .                              2155         524,918    9.
10.     Intangible assets (from Schedule RC-M) . . . . . . . . . . . .                              2143         101,011   10.
11.     Other assets (from Schedule RC-F). . . . . . . . . . . . . . .                              2160       1,633,056   11.
12.     Total assets (sum of items 1 through 11) . . . . . . . . . . .                              2170      49,360,496   12.

-----------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:            The First National Bank of Chicago             Call Date:   12/31/95ST-BK:  17-1630 FFIEC 031
Address:                        One First National Plaza, Suite 0460                                                Page RC-2
City, State  Zip:               Chicago, IL  60670-0460
FDIC Certificate No.:           0/3/6/1/8
                                ---------

Schedule RC-Continued



                                                                   DOLLAR AMOUNTS IN
                                                                      THOUSANDS                       BIL MIL THOU
                                                                   -----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1). . . . . . . . . . . . . . . .                           RCON 2200     15,174,243       13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . .  RCON 6631  6,217,164                                    13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . .  RCON 6636  8,957,079                                    13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . . . . . . . . . .                           RCFN 2200     14,435,503       13.b.
       (1) Noninterest bearing. . . . . . . . . . . . . . . . . .  RCFN 6631    625,206                                    13.b.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . .  RCFN 6636 13,810,297                                    13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased. . . . . . . . . . . . . . . . . .                           RCFD 0278      2,449,282       14.a.
    b. Securities sold under agreements to repurchase . . . . . .                           RCFD 0279        880,215       14.b.
15. a. Demand notes issued to the U.S. Treasury . . . . . . . . .                           RCON 2840         93,942       15.a.
    b. Trading Liabilities. . . . . . . . . . . . . . . . . . . .                           RCFD 3548      7,523,265       15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . . . . . .                           RCFD 2332      1,897,370       16.a.
    b. With original  maturity of more than one year. . . . . . .                           RCFD 2333        383,807       16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases. . . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 2910        280,522       17.
18. Bank's liability on acceptance executed and outstanding . . .                           RCFD 2920        524,918       18.
19. Subordinated notes and debentures . . . . . . . . . . . . . .                           RCFD 3200      1,225,000       19.
20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . .                           RCFD 2930      1,444,364       20.
21. Total liabilities (sum of items 13 through 20). . . . . . . .                           RCFD 2948     46,312,431       21.
22. Limited-Life preferred stock and related surplus. . . . . . .                           RCFD 3282              0       22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus . . . . . . . .                           RCFD 3838              0       23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230        200,858       24.
25. Surplus (exclude all surplus related to preferred stock). . .                           RCFD 3839      2,320,126       25.
26. a. Undivided profits and capital reserves . . . . . . . . . .                           RCFD 3632        519,849       26.a.
    b. Net unrealized holding gains (losses) on available-for-
       sale securities. . . . . . . . . . . . . . . . . . . . . .                           RCFD 8434          7,315       26.b.
27. Cumulative foreign currency translation adjustments . . . . .                           RCFD 3284            (83)      27.
28. Total equity capital (sum of items 23 through 27) . . . . . .                           RCFD 3210      3,048,065       28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) . . . . . . . . . . . .                           RCFD 3300     49,360,496       29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the
   bank by independent external                                                                             Number
                                                                                                        -------------
   auditors as of any date during 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 6724 N/A        M.1.
                                                                                                        -------------

1 = Independent audit of the bank conducted in accordance          4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company         5  = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which          6  = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                auditors
    (but not on the bank separately)                               7  = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8  = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.